                                                                   Exhibit 16(u)


                          30-Day Yield Computation
                            Small Cap Value Fund
                                (Retail Shares)


                                                 6
FORMULA:          YIELD = 2 [ (    a - b    = 1)   - 1]
                              -----------------
                                     cd

WHERE:            a =  income for the period as defined by SEC rules

                  b =  expenses accrued for the period

                  c = the average daily numbers of shares outstanding during the period that were entitled to receive dividends

                  d = the maximum offering price per share on the last day of the period

FOR THE 30-DAY PERIOD ENDED OCTOBER 31, 1995, THESE FACTORS WERE:

                 a =   $      27,799.09

                 b =   $      31,043.10

                 c =       2,155,173.77

                 d =              13.21

YIELD = (0.14%)

                                                                   Exhibit 16(u)



                          30-Day Yield Computation
                            Small Cap Value Fund
                               (Trust Shares)

                                                 6
FORMULA:          YIELD = 2 [ (    a - b    = 1)   - 1]
                              -----------------
                                    cd

WHERE:            a =  income for the period as defined by SEC rules

                  b =  expenses accrued for the period

                  c = the average daily numbers of shares outstanding during the period that were entitled to receive dividends

                  d = the maximum offering price per share on the last day of the period

FOR THE 30-DAY PERIOD ENDED OCTOBER 31, 1995, THESE FACTORS WERE:

                 a =   $     123,276.75

                 b =   $     185,614.00

                 c =       9,529,786.26

                 d =              12.71

YIELD = 0.10%

                                                                     Exhibit 16


                      Aggregate Total Return Computation
                             Small Cap Value Fund
                               (Retail Shares)


FORMULA      T   =   (ERV/P) - 1

 WHERE:      T   =   Aggregate total return

    ERV          =   Ending Redeemable Value at the end of the period of a
                     hypothetical $1,000 investment made at the beginning of the period

             P   =   a hypothetical initial payment of $1,000

 EXAMPLE:    Since Inception:   (2/12/93 to 10/31/95):
                                (1,381.74/$1,000) - 1 = 38.17%

                                                                     Exhibit 16


                      Aggregate Total Return Computation
                             Small Cap Value Fund
                                (Trust Shares)


FORMULA      T   =   (ERV/P) - 1

 WHERE:      T   =   Aggregate total return

    ERV          =   Ending Redeemable Value at the end of the period of a
                     hypothetical $1,000 investment made at the beginning of the period

             P   =   a hypothetical initial payment of $1,000

 EXAMPLE:    Since Inception:   (12/14/92 to 10/31/95):
                                (1,387.78/$1,000) - 1 = 38.78%